Exhibit 3.1

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number **20110684644-16** Filing Date and Time **09/22/2011 7:58 AM** Entity Number **E0525172011-0**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ALLIED TECHNOLOGIES GROUP, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address / City / Nevada / Zip Code

Mailing Address (if different from street address) / City / Nevada / Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.0010 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) IHAR YARAVENKA-SEE ATTACHED
Name

Street Address	City	State	Zip Code
2360 CORPORATE CIRCLE - S	HENDERSON	NV	89074-7722

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

INCORP SERVI-SEE ATTACHED
Name

X INCORP SERVICES, INC.
Incorporator Signature

Address	City	State	Zip Code
2360 CORPORATE CIRCLE - S	HENDERSON	NV	89074-7722

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

9/22/2011
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

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Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**ALLIED TECHNOLOGIES GROUP, INC.**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**ANY LEGAL PURPOSE**

REGISTERED AGENT NAME:	**INCORP SERVICES, INC.**
STREET ADDRESS:	**Not Applicable**
MAILING ADDRESS:	**Not Applicable**

ADDITIONAL	Directors/Trustees
Name: IHAR YARAVENKA	
Address: 2360 CORPORATE CIRCLE - SUITE 400	
City: HENDERSON	
State: NV	
Zip Code: 89074-7722	

ADDITIONAL	Incorporators
Name: INCORP SERVICES, INC.	
Address: 2360 CORPORATE CIRCLE - SUITE 400	
City: HENDERSON	
State: NV	
Zip Code: 89074-7722

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CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that ALLIED TECHNOLOGIES GROUP, INC., did on September 22, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on September 22, 2011.

ROSS MILLER

Secretary of State

Certified By: Electronic Filing

Certificate Number: C20110922-0145

You may verify this certificate

online at http://www.nvsos.gov/

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